                                                           Exhibit No. EX-99.h.4

                                     FORM OF
                          Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

                                January 12, 2006

Delaware Group Equity IV Funds
2005 Market Street
Philadelphia, PA 19103

               Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the performance of certain portfolios in Delaware Group
Equity IV Funds,  which is comprised of the Delaware Growth  Opportunities  Fund and Delaware Large Cap Growth Fund (each, a "Fund"), the Distributor shall, from
February 1, 2006  through  January 31,  2007,  waive a portion of the Rule 12b-1
(distribution) fee for Class A shares and Class R shares so that such Rule 12b-1
(distribution) fee for the Funds will be capped at the following rates:

            Portfolio                                  Class A     Class R
            Delaware Growth Opportunities Fund           N/A         N/A
            Delaware Large Cap Growth Fund              0.25%       0.50%

     The Distributor acknowledges that it shall not be entitled to collect on or make a claim for waived fees at any time in the future.

           Delaware Distributors, L.P.

           By: _________________________________
                 Name: Richard Salus
                 Title: Senior Vice President/Controller/Treasurer/
                        Financial Operations Principal
                 Date: January 12, 2006

Your signature below acknowledges
acceptance of this Agreement:

DELAWARE GROUP EQUITY IV FUNDS

By: _________________________________
      Name: Michael Bishof
      Title: Senior Vice President/Chief Financial Officer
      Date: January 12, 2006